5,000,000 Units

ANDINA ACQUISITION CORPORATION

UNDERWRITING AGREEMENT

New York, New York

______________, 2012

EarlyBirdCapital, Inc.

275 Madison Avenue, Suite 2701

New York, New York 10016

As Representative of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

Andina Acquisition Corporation, a Cayman Islands company with limited liability (the “Company”), hereby confirms its agreement with EarlyBirdCapital, Inc. (the “Representative”) and with the other underwriters named on Schedule A hereto, for which the Representative is acting as representative (the Representative, with such other underwriters being collectively referred to herein as the “Underwriters” or, individually, an “Underwriter”) as follows:

1.           Purchase and Sale of Securities.

1.1.	Firm Securities.

1.1.1.     Purchase of Firm Units.  On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, severally and not jointly, an aggregate of 5,000,000 units (the “Firm Units”) of the Company at a purchase price (net of discounts and commissions) of $9.70 per Firm Unit.  The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule A.

1.1.2.     The Firm Units are to be offered initially to the public (the “Offering”) at the offering price of $10.00 per Firm Unit.  Each Firm Unit consists of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), and one warrant to purchase one Ordinary Share (the “Warrant(s)”).  The Ordinary Shares and the Warrants included in the Firm Units will not be separately transferable until 90 days after the effective date (“Effective Date”) of the Registration Statement (as defined in Section 2.1.1 hereof) unless the Representative informs the Company of its decision to allow earlier separate trading, but in no event will the Representative allow separate trading until the preparation of an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of the Offering and the filing of a Current Report on Form 8-K by the Company with the Securities and Exchange Commission (the “Commission”) which includes such balance sheet.  The Company will file the Current Report on Form 8-K promptly upon, but in no event more than four (4) business days following, the consummation of the Offering.

EarlyBirdCapital, Inc.

____________, 2012

1.1.3.     Each Warrant shall entitle its holder to purchase one Ordinary Share for $8.00 per share during the period commencing on the later of the consummation by the Company of its Business Combination (as defined below) and one year from the Effective Date and terminating on the earlier of (i) the three-year anniversary of the consummation of a Business Combination, (ii) the liquidation of the Trust Account (defined below) if the Company is unable to consummate a Business Combination by the Termination Date (as defined in Section 7.6) or (iii) upon redemption of the Warrants.  As used herein, the term “Business Combination” shall mean the Company’s merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business transaction with one or more businesses or entities.  The Company has the right to redeem the Warrants, in whole but not in part, upon not less than thirty (30) days’ prior written notice at a price of $0.01 per Warrant at any time while the Warrants are exercisable; provided, however, that the last sale price of the Ordinary Shares has been at least $14.00 for any twenty (20) trading days within a thirty (30) trading day period ending on the third (3rd) Business Day (defined below) prior to the day on which notice is delivered, and provided that, if, and only if, there is a current registration statement in effect with respect to the Ordinary Shares underlying such Warrants commencing five business days prior to and 30-day trading period and continuing each day thereafter until the date of redemption.  For purpose of clarity, the Insider Warrants (as defined in Section 1.4.2) and the Warrants included in the 500,000 units underlying the Representative’s Second Purchase Option (as defined in Section 1.3) are not redeemable while in the hands of the initial purchasers or their permitted transferees.  As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or any day on which national banks in New York, New York are not open for business.

1.1.4.     Payment and Delivery.  Delivery and payment for the Firm Units shall be made at 10:00 A.M., New York time, on the third (3rd) Business Day following the commencement of trading of the Firm Units, or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company.  The closing of the Offering is referred to herein as the “Closing” and the hour and date of delivery and payment for the Firm Units is referred to herein as the “Closing Date.”  Payment for the Firm Units shall be made on the Closing Date through the facilities of Depository Trust Company (“DTC”) by wire transfer in Federal (same day) funds.  The Company shall receive an aggregate of $52,900,000 of proceeds from the sale of the Firm Units, the Insider Warrants and the Representative’s Second Purchase Option (each as defined below), of which $50,500,000 shall be deposited into the trust account (the “Trust Account”) established by the Company for the benefit of the Public Shareholders (as defined below), as described in the Registration Statement and pursuant to the terms of an Investment Management Trust Agreement (the “Trust Agreement”) between the Company and Continental Stock Transfer & Trust Company (“CST&T”).  The remaining proceeds (less commissions and actual expense payments or other fees payable pursuant to this Agreement) shall be paid to the order of the Company upon delivery of certificates (in form and substance reasonably satisfactory to the Representative) representing the Firm Units (or through the facilities of the DTC for the account of the Representative).   The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) Business Days prior to the Closing Date.  The Company will permit the Representative to examine and package the Firm Units for delivery at least one (1) full Business Day prior to the Closing Date.  The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representative for all the Firm Units.  As used herein, the term “Public Shareholders” means the holders of Ordinary Shares sold as part of the Units in the Offering or acquired in the aftermarket, including any of the Insiders (as defined in Section 1.4.1 herein) to the extent they acquire such Ordinary Shares in the Offering or in the aftermarket (and solely with respect to such Ordinary Shares).

EarlyBirdCapital, Inc.

____________, 2012

1.2.         Over-Allotment Option

1.2.1.     The Representative shall have the option (the “Over-Allotment Option”) to purchase all or less than all of the additional 750,000 units (the “Option Units”) for the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units.  Such Option Units shall, at the Representative’s election, be purchased for each account of the several Underwriters in the same proportion as the number of Firm Units set forth opposite such Underwriter’s name on Schedule A hereto bears to the total number of units of Firm Units (subject to adjustment by the Representative to eliminate fractions).  Such Option Units shall be identical in all respects to the Firm Units.  The Firm Units and the Option Units are hereinafter collectively referred to as the “Units,” and the Units, the Ordinary Shares and the Warrants included in the Units and the Ordinary Shares issuable upon exercise of the Warrants are hereinafter referred to collectively as the “Public Securities.”  No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered.  The right to purchase the Option Units, or any portion thereof, may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company. The purchase price to be paid for each Option Unit (net of discounts and commissions) will be $9.70 per Option Unit.

1.2.2.     Exercise of Option.  The Over-Allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the Effective Date.  The Representative will not be under any obligation to purchase any Option Units prior to the exercise of the Over-Allotment Option.  The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representative, which must be confirmed in accordance with Section 10.1 herein setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units (the “Option Closing Date”), which will not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the Representative or at such other place as shall be agreed upon by the Company and the Representative.  Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the Representative, and, subject to the terms and conditions set forth herein, the Representative will become obligated to purchase, the number of Option Units specified in such notice.

EarlyBirdCapital, Inc.

____________, 2012

1.2.3.     Payment and Delivery.  Payment for the Option Units shall be made on the Option Closing Date at the Representative’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, payable as follows:  $9.70 per Option Unit shall be deposited in the Trust Fund pursuant to the Trust Agreement upon delivery of certificates (in form and substance satisfactory to the Representative) representing the Option Units (or through the facilities of DTC) for the account of the Representative). The certificates representing the Option Units to be delivered will be in such denominations and registered in such names as the Representative requests not less than two full business days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one full business day prior to such Closing Date.

1.3.        Representative’s Purchase Options.  The Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Closing Date an option (“Representative’s First Purchase Option”) to purchase up to an aggregate of 500,000 units for an aggregate purchase price of $100.00. The Company also agrees to issue and sell to the Representative (and/or its designees), and the Representative agrees to purchase or cause its designees to purchase, on the Closing Date, an option (“Representative’s Second Purchase Option,” and together with the Representative’s First Purchase Option, the “Representative’s Purchase Options”) up to an aggregate of 500,000 units for an aggregate purchase price of $500,000. The 1,000,000 units underlying the Representative’s Purchase Options shall be referred to herein as the “Representative’s Units”). The Representative’s Purchase Options shall be exercisable whether for cash or on a cashless basis, in whole or in part, commencing on the later of the consummation of a Business Combination or one year from the Effective Date and expiring on the five-year anniversary of the Effective Date. The initial exercise price per Representative’s Unit included in the Representative’s First Unit Purchase Option shall be $11.00, which is equal to one hundred ten percent (110%) of the initial public offering price of a Unit. The initial exercise price per Representative’s Unit included in the Representative’s Second Unit Purchase Option shall be $10.00, which is equal to one hundred percent (100%) of the initial public offering price of a Unit. Any Warrants issued upon exercise of the Representative’s Second Purchase option will not be redeemable by the Company so long as they are still held by the initial purchasers or their affiliates. The Representative’s Purchase Options, the Representative’s Units, the Ordinary Shares included in the Representative’s Units, the Warrants included in the Representative’s Units (the “Representative’s Warrants”) and the Ordinary Shares issuable upon exercise of the Representative’s Warrants are hereinafter referred to collectively as the “Representative’s Securities.”  The Public Securities and the Representative’s Securities are hereinafter referred to collectively as the “Securities.” The Representative’s First Purchase Option, the 500,000 units underlying the Representative’s First Purchase Option (the “Representative’s Registrable Units”), the Ordinary Shares included in the Representative’s Registrable Units, the Warrants included in the Representative’s Registrable Units (the “Representative’s Registrable Warrants”) and the Ordinary Shares issuable upon exercise of the Representative’s Registrable Warrants are herein referred to collectively as the “Representative’s Registrable Securities.” Delivery and payment for the Representative’s Purchase Options shall be made on the Closing Date.  The Company shall deliver to the Representative, upon payment therefor, certificates for the Representative’s Purchase Options in the name or names and in such authorized denominations as the Representative may request.

EarlyBirdCapital, Inc.

____________, 2012

1.4.         Private Placement.

1.4.1.     The Company issued to certain persons and entities referenced in Part II, Item 15 of the Registration Statement (collectively, the “Insiders”), for aggregate consideration of $25,000, 1,437,500 Ordinary Shares (the “Insider Shares”) in a private placement intended to be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).  No underwriting discounts, commissions or placement fees have been or will be payable in connection with the sale of the Insider Shares.  Until one year following the consummation of Business Combination, except for limited exceptions, the Insiders will not be able to sell or transfer their securities.  The Insiders shall have no right to any liquidation distributions with respect to any portion of the Insider Shares in the event the Company fails to consummate a Business Combination.  The Insiders shall not have redemption rights with respect to the Insider Shares (whether the Company engages in a proxy solicitation to approve a Business Combination or whether the Company engages in a tender offer).  To the extent that the Over-allotment Option is not exercised by the Underwriters in full or in part, up to 187,500 Ordinary Shares out of the 1,437,500 Insider Shares shall be subject to forfeiture by the Insiders.  The Insiders will be required to forfeit only a number of Ordinary Shares necessary to maintain their 20% ownership interest in the Ordinary Shares after giving effect to the Offering and exercise, if any, of the Underwriters’ Over-allotment Option.

1.4.2.     Simultaneously with the Closing Date, the Insiders will purchase from the Company pursuant to the Subscription Agreements (as defined in Section 2.25.2 hereof), an aggregate of 4,800,000 warrants (the “Insider Warrants”) at a purchase price of $0.50 per Insider Warrant in a private placement (the “Private Placement”) intended to be exempt from registration under the Act.    The Insider Warrants will be identical to the Warrants except that the Insider Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by the Company, in each case so long as they are still held by the initial purchasers or their affiliates.  None of the Insider Warrants or the Ordinary Shares issuable upon exercise of the Insider Warrants (except for limited exceptions) may be sold, assigned or transferred by the Insiders until the consummation of a Business Combination. No underwriting discounts, commissions or placement fees have been or will be payable in connection with the Private Placement.

1.5.	Working Capital; Trust Account Proceeds.

1.5.1.     Working Capital.  Upon consummation of the Offering, it is intended that $550,000 of the proceeds from the sale of the Firm Units will be released to the Company to fund the working capital requirements of the Company.

EarlyBirdCapital, Inc.

____________, 2012

1.5.2.     Trust Account Proceeds. Prior to the liquidation of the Trust Account in the event the Company has not completed a Business Combination by the Termination Date, (i) funds may be released to the Company from the Trust Account in accordance with the Trust Agreement to purchase Ordinary Shares in accordance with Section 3.31 hereof, (ii) interest income on the funds held in the Trust Account may be released to the Company from the Trust Account to pay any taxes incurred by the Company and (iii) interest income on the funds held in the Trust Account may be released to the Company from the Trust Account to fund the Company’s working capital and general corporate requirements, all as more fully described in the Prospectus.

2.           Representations and Warranties of the Company.  The Company represents and warrants to the Underwriters as follows:

2.1.        Filing of Registration Statement.

2.1.1.     Pursuant to the Act.  The Company has filed with the Commission a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333- 178061), including any related preliminary prospectus (the “Preliminary Prospectus”, including any prospectus that is included in the Registration Statement immediately prior to the effectiveness of the Registration Statement), for the registration of the Public Securities and the Representative’s Registrable Securities under the Act, which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the “Regulations”) of the Commission under the Act.  The conditions for use of Form S-1 to register the Offering under the Act, as set forth in the General Instructions to such Form, have been satisfied.  Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations), is hereinafter called the “Registration Statement,” and the form of the final prospectus dated the Effective Date included in the Registration Statement (or, if applicable, the form of final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Regulations filed with the Commission pursuant to Rule 424 of the Regulations), is hereinafter called the “Prospectus.”  For purposes of this Agreement, “Time of Sale”, as used in the Act, means 5:00 p.m., New York City time, on the date of this Agreement.  Prior to the Time of Sale, the Company prepared preliminary prospectuses, dated __________, 2012, for distribution by the Underwriters (together the “Statutory Prospectus”).  If the Company has filed, or is required pursuant to the terms hereof to file, a registration statement pursuant to Rule 462(b) under the Act registering additional Securities of any type (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement.  Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission.  All of the Public Securities have been registered under the Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement.  The Registration Statement has been declared effective by the Commission on the date hereof.  If, subsequent to the date of this Agreement, the Company or the Representative has determined that at the Time of Sale the Statutory Prospectus included an untrue statement of a material fact or omitted a statement of material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and have agreed to provide an opportunity to purchasers of the Firm Units to terminate their old purchase contracts and enter into new purchase contracts, then the Statutory Prospectus will be deemed to include any additional information available to purchasers at the time of entry into the first such new purchase contract.

EarlyBirdCapital, Inc.

____________, 2012

2.1.2.     Pursuant to the Exchange Act.  The Company has filed with the Commission a Registration Statement on Form 8-A (File Number 001-35436) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Units, the Ordinary Shares and the Warrants.  The registration of the Units, Ordinary Shares and Warrants under the Exchange Act has been declared effective by the Commission on the date hereof.

2.2.         No Stop Orders, etc.  Neither the Commission nor, to the Company’s knowledge, any foreign or state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any Statutory Prospectus or Prospectus or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3.         Disclosures in Registration Statement.

2.3.1.     10b-5 Representation.  At the time of effectiveness of the Registration Statement (or at the time any post-effective amendment to the Registration Statement) and at all times subsequent thereto up to the Closing Date, the Registration Statement, the Statutory Prospectus and the Prospectus contained or will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and did or will, in all material respects, conform to the requirements of the Act and the Regulations.  On the Effective Date and at the Time of Sale, the Registration Statement did not, and on the Closing Date it will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the Time of Sale, the Statutory Prospectus does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter by the Underwriter expressly for use in the Registration Statement, the Statutory Prospectus or Prospectus or any amendment thereof or supplement thereto, which information, it is agreed, shall consist solely of the subsection captioned “Pricing of Securities.”

EarlyBirdCapital, Inc.

____________, 2012

2.3.2.     Disclosure of Agreements.  The agreements and documents described in the Registration Statement, the Statutory Prospectus and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed.  Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Registration Statement or attached as an exhibit thereto, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the foreign, federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder.  To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3.     Prior Securities Transactions.  No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the date of the Company’s formation, except as disclosed in the Registration Statement.

2.3.4.     Regulations.  The disclosures in the Registration Statement, the Statutory Prospectus and the Prospectus concerning the effects of foreign, federal, state and local regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

EarlyBirdCapital, Inc.

____________, 2012

2.4.        Changes After Dates in Registration Statement.

2.4.1.     No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; (iii) no member of the Company’s board of directors or management has resigned from any position with the Company and (iv) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Company’s board of directors or management to act in their capacities with the Company as described in the Registration Statement, the Statutory Prospectus and the Prospectus.

2.4.2.     Recent Securities Transactions, etc.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus and except as may otherwise be indicated or contemplated herein or therein, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.5.         Independent Accountants.  Marcum LLP (“Marcum”), whose report is filed with the Commission as part of the Registration Statement and included in the Registration Statement, the Statutory Prospectus and the Prospectus, are independent registered public accountants as required by the Act, the Regulations and the Public Company Accounting Oversight Board (the “PCAOB”), including the rules and regulations promulgated by such entity.  To the Company’s knowledge, Marcum is duly registered and in good standing with the PCAOB.  Marcum has not, during the periods covered by the financial statements included in the Registration Statement, the Statutory Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6.         Financial Statements; Statistical Data.

2.6.1.     Financial Statements.  The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus, fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein in conformity with the Regulations.  No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Statutory Prospectus or the Prospectus.  The Registration Statement, the Statutory Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.  There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement, the Statutory Prospectus or the Prospectus in accordance with Regulation S-X of the Regulations which have not been included as so required.

EarlyBirdCapital, Inc.

____________, 2012

2.6.2.     Statistical Data.  The statistical, industry-related and market-related data included in the Registration Statement, the Statutory Prospectus and/or the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

2.7.         Authorized Capital; Options, etc.  The Company had at the date or dates indicated in each of the Registration Statement, the Statutory Prospectus and the Prospectus, as the case may be, duly authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus.  Based on the assumptions stated in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein.  Except as set forth in, or contemplated by, the Registration Statement, the Statutory Prospectus and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Ordinary Shares or any security convertible into Ordinary Shares, or any contracts or commitments to issue or sell Ordinary Shares or any such options, warrants, rights or convertible securities.

2.8.         Valid Issuance of Securities, etc.

2.8.1.     Outstanding Securities.  All issued and outstanding Ordinary Shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.  The outstanding Ordinary Shares conform to the descriptions thereof contained in the Registration Statement, the Statutory Prospectus and the Prospectus. All offers, sales and any transfers of the outstanding Ordinary Shares of the Company were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements.

EarlyBirdCapital, Inc.

____________, 2012

2.8.2.     Securities Sold Pursuant to this Agreement.  The Securities have been duly authorized and reserved for issuance and when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken.  The Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the Statutory Prospectus and the Prospectus, as the case may be.  When issued, the Representative’s Purchase Options, the Representative’s Warrants, the Insider Warrants, and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Representative’s Purchase Options, Representative’s Warrants, Insider Warrants, and Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  The Ordinary Shares issuable upon exercise of the Representative’s Purchase Options, the Representative’s Warrants, the Insider Warrants, and the Warrants have been reserved for issuance upon the exercise of the Warrant upon payment of the consideration therefore, and when issued in accordance with the terms thereof, will be duly and validly authorized, validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders.

2.8.3.     No Integration.  Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Securities pursuant to the Registration Statement.

2.9.         Registration Rights of Third Parties.  Except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10.       Validity and Binding Effect of Agreements.  This Agreement, the Warrant Agreement (as defined in Section 2.24 hereof), the Trust Agreement, the Subscription Agreements (as defined in Section 2.25.2 hereof), the Representative’s Purchase Options, the Escrow Agreement (as defined in Section 2.25.3 hereof) and the Registration Rights Agreement (as defined in Section 2.25.6) have been duly and validly authorized by the Company and, when executed and delivered by the Company and will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

EarlyBirdCapital, Inc.

____________, 2012

2.11.       No Conflicts, etc.  The execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement, the Trust Agreement, the Subscription Agreements, the Representative’s Purchase Options, the Escrow Agreement and the Registration Rights Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach or violation of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject except pursuant to the Trust Agreement; (ii) result in any violation of the provisions of the Amended and Restated Memorandum and Articles of Association of the Company; or (iii) violate any existing applicable statute, law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties, business or assets.

2.12.       No Defaults; Violations.  No material default or violation exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Amended and Restated Memorandum and Articles of Association of the Company or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.13.       Corporate Power; Licenses; Consents.

2.13.1.   Conduct of Business.  The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business for the purposes described in the Registration Statement, the Statutory Prospectus and the Prospectus.  The disclosures in the Registration Statement, the Statutory Prospectus and the Prospectus concerning the effects of foreign, federal, state and local regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Since its formation, the Company has conducted no business and has incurred no liabilities other than in connection with and in furtherance of the Offering.

EarlyBirdCapital, Inc.

____________, 2012

2.13.2.   Transactions Contemplated Herein.  The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained.  No consent, authorization or order of, and no filing with, any court, government agency or other body, foreign or domestic, is required for the valid issuance, sale and delivery, of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, the Trust Agreement, the Subscription Agreements, the Representative’s Purchase Options, the Registration Rights Agreement and the Escrow Agreement and as contemplated by the Registration Statement, the Statutory Prospectus and Prospectus, except with respect to applicable foreign, federal and state securities laws and the rules and regulations promulgated by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.14.       D&O Questionnaires.  To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s officers, directors, 5% beneficial owners and owners of unregistered securities acquired within the past 180 days (the “Directors/Officers”) immediately prior to the Offering and provided to the Representative, as such Questionnaires may have been updated from time to time and confirmed by each of the Directors/Officers, as well as the biographies included in the Registration Statement, is true and correct and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become inaccurate and incorrect.

2.15.       Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any of the Directors/Officers or any of the Insiders, which has not been disclosed in the Registration Statement, the Questionnaires, the Statutory Prospectus and the Prospectus.

2.16.       Good Standing.  The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto) (a “Material Adverse Effect”).

2.17.       No Contemplation of a Business Combination.  Prior to the date hereof, no Company Affiliate (as hereinafter defined) has, and as of the Closing, the Company and such Company Affiliates will not have: (a) had any specific Business Combination under consideration or contemplation; (b) directly or indirectly, contacted any potential operating assets, business or businesses which the Company may seek to acquire (each, a “Target Business”) or any owner, officer, director, manager, agent or representative thereof or had any substantive discussions, formal or otherwise, with respect to effecting any potential Business Combination with the Company or taken any measure, directly or indirectly to locate a Target Business; or (c) engaged or retained any agent or other representative to identify or locate any Target Business for the Company.

EarlyBirdCapital, Inc.

____________, 2012

2.18.       Transactions Affecting Disclosure to FINRA.

2.18.1.   Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Company Affiliate with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any Insider that may affect the Underwriters’ compensation, as determined by FINRA.

2.18.2.   The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date, other than payments to the Representative in connection with the Offering.

2.18.3.   To the Company’s knowledge, no officer or director or any direct or indirect beneficial owner of any class of the Company’s securities, including the Insiders and holders of securities to be purchased in the Private Placement (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a member, a person associated, or affiliated with a member of FINRA.

2.18.4.   Except as disclosed in writing to Representative’s counsel, to the Company’s knowledge, no Company Affiliate is an owner of stock or other securities of any member of FINRA (other than securities purchased on the open market).

2.18.5.   Except as disclosed in writing to Representative’s counsel, to the Company’s knowledge, no Company Affiliate has made a subordinated loan to any member of FINRA.

2.18.6.   No proceeds from the sale of the Public Securities (excluding underwriting compensation), the Representative’s Securities, the Insider Warrants, or the Insider Shares will be paid to any FINRA member, or any persons associated or affiliated with a member of FINRA, except as specifically authorized herein.

EarlyBirdCapital, Inc.

____________, 2012

2.18.7.   Except as contemplated herein with respect to the Representative, the Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement.

2.18.8.   Except as disclosed to Representative’s counsel in writing, to the Company’s knowledge no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of FINRA.

2.18.9.   To the Company’s knowledge, no FINRA member intending to participate in the Offering has a conflict of interest (as defined by FINRA rules) with the Company.

2.18.10. Except with respect to the Representative in connection with the Offering, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer or issuance of any warrants, options, or other securities from the Company to a FINRA member, any person associated with a member (as defined by FINRA rules), any potential underwriters in the Offering and/or any related persons.

2.19.       Taxes.

2.19.1.   There are no transfer taxes or other similar fees or charges under Cayman Islands law, U.S. federal law or the laws of any U.S. state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

2.19.2.   The Company has filed all non-U.S., and U.S. federal, state, and local tax returns that are required to be a filed or has requested extensions thereof, except in any case in which the failure to so file would not have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing in due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

2.19.3.   The Company is not a Passive Foreign Investment Company for Federal income tax purposes.

EarlyBirdCapital, Inc.

____________, 2012

2.20.      Foreign Corrupt Practices Act.  Neither the Company nor any of the Company Affiliates or any other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that: (i) would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or otherwise subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if not done in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might adversely affect the assets, business or operations of the Company, including, without limitation, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction).  The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

2.21.      Currency and Foreign Transactions Reporting Act.  The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

2.22.      Bank Secrecy Act; Money Laundering; Patriot Act.  Neither the Company, nor to the Company’s knowledge, any Company Affiliate, has violated: (i) the Bank Secrecy Act, as amended, (ii) the Money Laundering Laws or (iii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

2.23.      Officers’ Certificate.  Any certificate signed by any duly authorized officer of the Company and delivered to the Representative or to its counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.24.      Warrant Agreement.  The Company has entered into a warrant agreement with respect to the Warrants, Representative’s Warrants and Insider Warrants with CST&T substantially in the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”).

EarlyBirdCapital, Inc.

____________, 2012

2.25.       Agreements With Company Affiliates.

2.25.1.   Insider Letters.  The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification, contribution or non-compete provision may be limited under foreign, federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) annexed as exhibits to the Registration Statement (the “Insider Letters”), pursuant to which each of the Company Affiliates agrees to certain matters, including but not limited to, the voting of  Ordinary Shares held by them and certain matters described as being agreed to by them under the “Proposed Business” section of the Registration Statement, the Statutory Prospectus and Prospectus.

2.25.2.   Subscription Agreements.  The Insiders have executed and delivered subscription agreements, the form of which is annexed as an exhibit to the Registration Statement (the “Subscription Agreements”), pursuant to which the Insiders have agreed, among other things, to purchase on the Closing Date an aggregate of 4,800,000 Insider Warrants in the Private Placement.  Pursuant to the Subscription Agreements, the Insiders have waived any and all rights and claims they may have to any proceeds, and any interest thereon, held in the Trust Account in respect of the Insider Warrants in the event that a Business Combination is not consummated and the Trust Account is liquidated in accordance with the terms of the Trust Agreement.  The Insider Warrants have been duly authorized and, when issued and paid for in accordance with the Subscription Agreements, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Insider Warrants are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Insider Warrants has been duly and validly taken.

2.25.3.   Escrow Agreement.  The Company has caused the Insiders to enter into an escrow agreement (the “Escrow Agreement”) with CST&T substantially in the form filed as an exhibit to the Registration Statement whereby the Insider Shares owned by such parties prior to the Offering will be held in escrow by CST&T for a period (the “Escrow Period”) commencing on the Effective Date and expiring one year after the consummation of the Business Combination, or earlier if, subsequent to the Business Combination, the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all stockholders having the right to exchange their Ordinary Shares for cash, securities or other property.  During the Escrow Period, such parties shall be prohibited from selling or otherwise transferring such Insider Shares, except in certain limited circumstances set forth in the Escrow Agreement.  To the Company’s knowledge, the Escrow Agreement is enforceable against each of the Insiders and will not, with or without the giving of notice or the lapse of time or both, result in a breach of, or conflict with, any of the terms and provisions of, or constitute a default under, an agreement or instrument to which any of the Insiders is a party.  The Escrow Agreement shall not be amended, modified or otherwise changed without the prior written consent of the Representative, such consent not to be unreasonably withheld.

EarlyBirdCapital, Inc.

____________, 2012

2.25.4.   Non-Competition/Solicitation.  No Directors/Officers are subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect each Director’s/Officer’s ability to be and act in the capacity of a Director/Officer of the Company.

2.25.5.   Loans.  A. Lorne Weil has made loans to the Company in the aggregate amount of $100,000 (the “Insider Loan”) pursuant to a promissory note substantially in the form annexed as an exhibit to the Registration Statement.  The Insider Loan does not bear any interest and is repayable by the Company on the consummation of the Offering.

2.25.6.   Registration Rights Agreement. The Company and the Insiders have entered into a registration rights agreement (“Registration Rights Agreement”) substantially in the form annexed as an exhibit to the Registration Statement, whereby such parties will be entitled to certain registration rights with respect to the Insider Shares and the Insider Warrants as set forth in such Registration Rights Agreement and described more fully in the Registration Statement.

2.26.      Investment Management Trust Agreement.  The Company has entered into the Trust Agreement with respect to certain proceeds of the Offering and the Private Placement substantially in the form filed as an exhibit to the Registration Statement, pursuant to which the funds held in the Trust Account may be released under limited circumstances.

2.27.      Investments.  No more than 45% of the “value” (as defined in Section 2(a)(41) of the Investment Company Act of 1940 (“Investment Company Act”)) of the Company’s total assets (exclusive of cash items and “Government Securities,” as defined in Section 2(a)(16) of the Investment Company Act) consist of, and no more than 45% of the Company’s net income after taxes is derived from, securities other than Government Securities.

2.28.      Investment Company Act.  The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act.

2.29.      Subsidiaries.  The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

EarlyBirdCapital, Inc.

____________, 2012

2.30.      Related Party Transactions.  No relationship, direct or indirect, exists between or among any of the Company or any Company Affiliate, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any Company Affiliate, on the other hand, which is required by the Act, the Exchange Act or the Regulations to be described in the Registration Statement, the Statutory Prospectus and the Prospectus which is not so described as required.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus.  The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

2.31.      No Influence.  The Company has not offered, or caused the Underwriters to offer, the Firm Units to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

2.32.      Sarbanes-Oxley.  The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended (“SOX”), and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any governmental or self regulatory entity or agency, that are applicable to it as of the date hereof.

2.33.      Listing of the Public Securities on the Nasdaq Stock Market.  The Public Securities have been authorized for listing on the Nasdaq Stock Market and, to the Company’s knowledge, no proceedings have been instituted or threatened which would effect, and no event or circumstance has occurred since the Effective Date that is reasonably likely lead to proceedings to effect, the delisting of the Public Securities from the Nasdaq Stock Market.  As of the Effective Date, the Company met all applicable requirements for listing on the Nasdaq Stock Market.

2.34.      Definition of “Knowledge”.  As used in herein, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the Company’s Directors/Officers, with the assumption that such officers and directors shall have made reasonable and diligent inquiry of the matters presented.

3.           Covenants of the Company.  The Company covenants and agrees as follows:

3.1.        Amendments to Registration Statement.  The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and shall not file any such amendment or supplement to which the Representative shall reasonably object in writing.

EarlyBirdCapital, Inc.

____________, 2012

3.2.        Federal Securities Laws.

3.2.1.     Compliance.  During the time when a prospectus is required to be delivered under the Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus.  If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Statutory Prospectus and the Prospectus, as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary during such period to amend the Registration Statement or amend or supplement the Statutory Prospectus and Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment to the Registration Statement or amendment or supplement to the Statutory Prospectus and Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

3.2.2.     Filing of Final Prospectus.  The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3.     Exchange Act Registration.  For a period of five years from the Effective Date (except in connection with a going private transaction), or until such earlier time upon which the Trust Account is to be liquidated if a Business Combination has not been consummated by the Termination Date, the Company will use its best efforts to maintain the registration of the Units, Ordinary Shares and Warrants (in the case of the Units and the Warrants, until the Warrants expire and are no longer exercisable or have been exercised in full) under the provisions of the Exchange Act.  The Company will not deregister the Units, Ordinary Shares or Warrants under the Exchange Act without the prior written consent of the Representative.

3.2.4.     Free Writing Prospectuses.  The Company represents and agrees that it has not made and will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the 1933 Act, without the prior consent of the Representative. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied with and will comply with the applicable requirements of Rule 433 of the 1933 Act, including timely Commission filing where required, legending and record keeping.

3.2.5.     Exchange Act Filings.  From the Effective Date until the earlier of five years after the consummation of the Company’s initial Business Combination, or the liquidation of the Trust Account if a Business Combination is not consummated by the Termination Date, the Company shall timely file with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) such statements and reports as are required to be filed by a company registered under Section 12(g) of the Exchange Act, as if the Company were a company incorporated in the United States.

EarlyBirdCapital, Inc.

____________, 2012

3.2.6.     Sarbanes-Oxley Compliance.  As soon as it is legally required to do so, the Company shall take all actions necessary to obtain and thereafter maintain material compliance with each applicable provision of SOX and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self regulatory entity or agency with jurisdiction over the Company.

3.3.         Blue Sky Filing.  Unless the Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the Nasdaq Stock Market or the NYSE Amex (“AMEX”), the Company will endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Public Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction.  All blue sky work shall be undertaken by Graubard Miller (“GM”).  In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

3.4.         Delivery of Materials to Underwriters.  The Company will deliver to each of the several Underwriters, without charge and from time to time during the period when a prospectus is required to be delivered under the Act or the Exchange Act, such number of copies of each Statutory Prospectus, the Prospectus and all amendments and supplements to such documents as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Representative two manually executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all manually executed consents of certified experts.

3.5.         Effectiveness and Events Requiring Notice to the Representative.  The Company will use its best efforts to cause the Registration Statement to remain effective and will notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any foreign or state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in Section 3.4 hereof that, in the judgment of the Company or its counsel, makes any statement of a material fact made in the Registration Statement, the Statutory Prospectus or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the Statutory Prospectus and Prospectus in order to make the statements therein, (with respect to the Prospectus and the Statutory Prospectus and in light of the circumstances under which they were made), not misleading.  If the Commission or any foreign or state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

EarlyBirdCapital, Inc.

____________, 2012

3.6.         Review of Financial Statements.  Until the earlier of five years from the Effective Date, or until the liquidation of the Trust Account if a Business Combination is not consummated by the Termination Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information and the filing of the Company’s Quarterly Reports on Form 10-Q with respect to its quarterly results.

3.7.         Affiliated Transactions.

3.7.1.     Business Combinations.  The Company will not consummate a Business Combination with any entity which is affiliated with any Company Affiliate unless the Company obtains an opinion from an independent investment banking firm that the Business Combination is fair to the Company’s shareholders from a financial point of view.

3.7.2.     Services.  The Company shall not enter into any arrangement with, or pay to, any Insider for the provision of general and administrative services including office space, utilities and secretarial support services, except for reimbursement of out of pocket expenses.

3.7.3.     Compensation.  Except as otherwise set forth in this Section 3.7, the Company shall not pay any Insider or Company Affiliate or any of their affiliates any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, this Offering or the consummation of a Business Combination; provided that payments may be made pursuant to the Insider Loan may be repaid and the Company’s directors and officers shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred on the Company’s behalf, and other expenses incurred by them in connection with seeking and consummating a Business Combination.

3.8.         Secondary Market Trading and Standard & Poor’s.  In the event that at any time any of the Public Securities are not listed on a national securities exchange:

3.8.1.     the Company will apply to be included in Standard & Poor’s Daily News and Corporation Records Corporate Descriptions for a period of five years from the consummation of a Business Combination;

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3.8.2.     the Company shall take such steps as may be necessary to obtain a secondary market trading exemption for the Company’s securities in such jurisdictions as may be requested by the Representative; provided, however, no qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction;

3.8.3.     the Company shall also take such other action as may be reasonably requested by the Representative to obtain a secondary market trading exemption in such other states as may be requested by the Representative.

3.9.         Investor Relations Firm.  Promptly after the execution of a definitive agreement for a Business Combination, the Company shall retain an investor relations firm with the expertise necessary to assist the Company both before and after the consummation of the Business Combination for a term to be agreed upon by the Company and the Representative.

3.10.       Reports to the Representative.

3.10.1.   Periodic Reports, etc.  For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated and dissolved, the Company will furnish to the Representative and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Current Report on Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company; (iv) five copies of each registration statement filed by the Company with the Commission under the Securities Act; and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided that the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and its counsel in connection with the Representative’s receipt of such information.  Documents filed with the Commission pursuant to EDGAR shall be deemed to have been delivered to the Representative pursuant to this section.

3.10.2.   For a period of five years following the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain a transfer and warrant agent acceptable to the Representative.  CST&T is acceptable to the Underwriters.

3.10.3.   Secondary Market Trading Survey.  In the event that at any time any of the Public Securities are not listed on a national securities exchange, the Company shall engage GM for a one-time fee of $5,000 to deliver to and update the Underwriters on a timely basis, a written report detailing those states in which the Public Securities may be traded in non-issuer transactions under the Blue Sky laws of the fifty States (the “Secondary Market Trading Survey”).

EarlyBirdCapital, Inc.

____________, 2012

3.11.      Disqualification of Form S-1 and Form S-3.  Until the earlier of seven years from the date hereof or until the Warrants have expired and are no longer exercisable, the Company will not take any action or actions which may prevent or disqualify the Company’s use of Form S-1 or Form S-3 (or other appropriate form) for the registration of the Warrants under the Act.

3.12.      Payment of Expenses.  The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at Closing Date, all fees and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, the Statutory Prospectus, and the final Prospectus and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters; (ii) the printing, engraving, issuance and delivery of the Units, the Ordinary Shares and the Warrants included in the Units, including any transfer or other taxes payable thereon; (iii) filing fees, costs and expenses (including fees and disbursements of the Representative’s counsel up to $15,000) incurred in registering the Offering with FINRA; (iv) fees and disbursements of the transfer and warrant agent; (v) the preparation and delivery of transaction lucite cubes or similar commemorative items in a style and quantity as reasonably requested by the Representative; (vi) all costs and expenses of the Company associated with “road show” marketing and “due diligence” trips for the Company’s management to meet with prospective investors, including without limitation, all travel, food and lodging expenses associated with such trips incurred by the Company or such management; (vii) background checks obtained by the Representative for each of the Company’s directors and officers, and (viii) all other costs and expenses customarily borne by an issuer incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3.12.  The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth above (which shall be mutually agreed upon between the Company and the Representative prior to Closing) to be paid by the Company to the Representative and others.  If the Offering is not consummated for any reason whatsoever, then the Company shall reimburse the Representative in full for their respective out of pocket accountable expenses actually incurred through such date, including, without limitation, fees of counsel to the Representative (which legal fees shall not exceed $75,000).

3.13.      M&A Agreement. The Company and the Representative have entered into a separate merger and investment banking agreement (“M&A Agreement”) substantially in the form annexed as an exhibit to the Registration Statement.

3.14.      Application of Net Proceeds.  The Company will apply the net proceeds from this Offering received by it in a manner substantially consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

EarlyBirdCapital, Inc.

____________, 2012

3.15.      Delivery of Earnings Statements to Security Holders.  The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.16.      Notice to FINRA.

3.16.1.   Business Combination.  For a period of ninety days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a Business Combination candidate or to provide any similar Business Combination-related services, the Company will provide the following information (the “Business Combination Information”) to FINRA and the Representative:  (i) complete details of all services and copies of agreements governing such services (which details or agreements may be appropriately redacted to account for privilege or confidentiality concerns); and (ii) justification as to why the person or entity providing the Business Combination-related services should not be considered an “underwriter and related person” with respect to the Company’s initial public offering, as such term is defined in Rule 5110 of FINRA’s Conduct Rules.  The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting shareholder approval for the Business Combination.  Upon the Company’s delivery of the Business Combination Information to the Representative, the Company hereby expressly authorizes the Representative to provide such information directly to FINRA as a result of representations the Representative have made to FINRA in connection with the Offering.

3.16.2.   Broker/Dealer.   In the event the Company intends to register as a broker/dealer, merge with or acquire a registered broker/dealer, or otherwise become a member of FINRA, it shall promptly notify FINRA.

3.17.      Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

3.18.      Internal Controls.  From and after the Closing Date, the Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

EarlyBirdCapital, Inc.

____________, 2012

3.19.      Accountants.  For a period of five years from the Effective Date or until such earlier time upon which the Trust Account is required to be liquidated, the Company shall retain Marcum or other independent public accountants reasonably acceptable to the Representative.

3.20.      Form 8-Ks.  The Company has retained Marcum to audit the financial statements of the Company as of the Closing Date (the “Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the Offering.  Within four (4) Business Days of the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Financial Statements.  If the Over-Allotment Option has not been exercised on the Effective Date, the Company will also file an amendment to the Current Report on Form 8-K, or a new Current Report on Form 8-K, to provide updated financial information of the Company to reflect the exercise and consummation of the Over-Allotment Option.

3.21.      FINRA.  The Company shall advise the Representative if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Securities.

3.22.      Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction to counsel for the Underwriters.

3.23.      Investment Company. The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only in “government securities” with specific maturity dates or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

3.24.      Press Releases.  The Company agrees that it will not issue press releases or engage in any other publicity, without the Representative’s prior written consent (not to be unreasonably withheld), for a period of ninety (90) days after the Closing Date; provided that in no event shall the Company be prohibited from issuing any press release or engaging in any other publicity required by law.

EarlyBirdCapital, Inc.

____________, 2012

3.25.      Insurance.     The Company will maintain directors’ and officers’ insurance (including insurance covering the Company, its directors and officers for liabilities or losses arising in connection with this Offering, including, without limitation, liabilities or losses arising under the Act, the Exchange Act, the Rules and Regulations and applicable foreign securities laws).

3.26.      Electronic Prospectus.  The Company shall cause to be prepared and delivered to the Representative, at its expense, promptly, but in no event later than two (2) Business Days from the effective date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering.  As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the other Underwriters to offerees and purchasers of the Units for at least the period during which a Prospectus relating to the Units is required to be delivered under the Securities Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time).  The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the period when a prospectus relating to the Units is required to be delivered under the Securities Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

3.27.      Reservation of Shares.  The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Warrants, Insider Warrants and the Representative’s Securities outstanding from time to time.

3.28.      Warrants held by Insiders.  The Company hereby acknowledges and agrees that the Insider Warrants and any Warrants issued to any Insider or Company Affiliate upon conversion of promissory notes issued for working capital loans previously made to the Company, shall be exercisable on a cashless basis and shall not be redeemable by the Company, in each event so long as such warrants are held by the initial holders or their affiliates or permitted transferees.

3.29.      Future Financings.  The Company agrees that neither it, nor any successor or subsidiary of the Company, will consummate any public or private equity or debt financing prior to or in connection with the consummation of a Business Combination, unless all investors in such financing expressly waive, in writing, any rights in or claims against the Trust Account.

EarlyBirdCapital, Inc.

____________, 2012

3.30.      Listing on a National Securities Exchange.  The Company will use its best efforts to maintain the listing of the Public Securities on a national securities exchange until the earlier of five (5) years from the date of this Agreement or until the Company’s securities are no longer registered under the Exchange Act.

3.31.      Share Repurchases. The Company has entered into a 10b5-1 plan (the “Plan”) pursuant to which the Company is required to maintain a limit order to purchase up to 1,250,000 Ordinary Shares (or 1,437,500 Ordinary Shares if the Over-Allotment Option is exercised in full) using funds held in the Trust Account at any time commencing 61 days after the Effective Date and ending on the date immediately prior to the announcement of the Business Combination.  If the Company repurchases any Ordinary Shares prior to the announcement of the Business Combination, such repurchases shall be made only in accordance with the Plan.

3.32.      Business Combination Announcement.  Within five business days following the consummation by the Company of a Business Combination, the Company shall cause an announcement (“Business Combination Announcement”) to be placed, at its cost, in The Wall Street Journal, The New York Times and a third publication to be selected by the Representative announcing the consummation of the Business Combination and indicating that the Representative was the managing underwriter in the Offering and the Company’s investment banker on the Business Combination.  The Company shall supply the Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable opportunity to comment thereon.  The Company will not place the Business Combination Announcement without the final approval of the Representative, which such approval will not be unreasonably withheld.

3.33.      Private Placement Proceeds.  On the Closing Date, the Company shall cause to be deposited $2,900,000 of proceeds from the Private Placement and the sale of the Representative’s Second Purchase Option into the Trust Account.

3.34.      Colorado Trust Filing.  In the event the Securities are registered in the State of Colorado, the Company will cause a Colorado Form ES to be filed with the Commissioner of the State of Colorado no less than 10 days prior to the distribution of the Trust Account in connection with a Business Combination and will do all things necessary to comply with Section 11-51-302 and Rule 51-3.4 of the Colorado Securities Act.

4.           Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of the Closing Date to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

EarlyBirdCapital, Inc.

____________, 2012

4.1.        Regulatory Matters.

4.1.1.     Effectiveness of Registration Statement.  The Registration Statement shall have become effective not later than 5:00 p.m., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Representative’s counsel.

4.1.2.     FINRA Clearance.  By the Effective Date, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3.     No Commission Stop Order.  At the Closing Date, the Commission has not issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any part thereof, and has not instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

4.1.4.     No Stop Orders.  No order suspending the sale of the Units in any jurisdiction shall have been issued on the Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

4.1.5.     Nasdaq Stock Market Listing.  The Public Securities shall have been approved for listing on the Nasdaq Stock Market.

4.2.        Company Counsel Matters.

4.2.1.     Closing Date Opinion of Counsel.  On the Closing Date, the Representative shall have received the favorable opinion of each of GM, Maples and Calder and _________ [Colombian counsel] dated as of the Closing Date, addressed to the Representative as representative for the several Underwriters and in form mutually acceptable to the Company and the Representative.

4.2.2      Reliance.  In rendering such opinion, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Underwriters’ counsel if requested.  The opinion of counsel for the Company and any opinion relied upon by such counsel for the Company shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

EarlyBirdCapital, Inc.

____________, 2012

4.3.        Cold Comfort Letter.  At the time this Agreement is executed, and at the Closing Date, the Representative shall have received a letter, addressed to the Representative as representative for the several Underwriters and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to the Representative and to Representative’s counsel from Marcum dated, respectively, as of the date of this Agreement and as of the Closing Date:

(i)           Confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Registration Statement, the Statutory Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

(ii)          Stating that in their opinion the financial statements of the Company included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

(iii)         Stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the shareholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that: (a) the unaudited financial statements of the Company included in the Registration Statement, the Statutory Prospectus and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, the Statutory Prospectus and the Prospectus; or (b) at a date not later than five days prior to the Effective Date or Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the shareholders’ equity of the Company as compared with amounts shown in the November 8, 2011 balance sheet included in the Registration Statement, the Statutory Prospectus and the Prospectus, other than as set forth in or contemplated by the Registration Statement, the Statutory Prospectus and the Prospectus, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from November 8, 2011 to a specified date not later than two (2) days prior to the Effective Date or Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per Ordinary Share, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement and the Prospectus, or, if there was any such decrease, setting forth the amount of such decrease;

EarlyBirdCapital, Inc.

____________, 2012

(iv)          Setting forth, at a date not later than five days prior to the Effective Date, the amount of liabilities of the Company;

(v)           Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Registration Statement, the Statutory Prospectus and the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

(vi)          Stating that they have not during the immediately preceding five year period brought to the attention of the Company’s management any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 60 “Communication of Internal Control Structure Related Matters Noted in an Audit,” in the Company’s internal controls; and

(vii)         Statements as to such other matters incident to the transaction contemplated hereby as the Representative may reasonably request.

4.4.         Officers’ Certificates.

4.4.1.     Officers’ Certificate.  As of each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board or a Chief Executive Officer and the Secretary or Assistant Secretary of the Company (in their capacities as such), respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of Closing Date, the representations and warranties of the Company set forth in Section 2 hereof are true and correct.  In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

EarlyBirdCapital, Inc.

____________, 2012

4.4.2.     Secretary’s Certificate.  As of each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, respectively, certifying: (i) that the Amended and Restated Memorandum and Articles of Association of the Company are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions relating to the Offering are in full force and effect and have not been modified; (iii) all correspondence between the Company or its counsel and the Commission; (iv) all correspondence between the Company and its counsel and the Nasdaq Stock Market; and (iv) as to the incumbency of the officers of the Company.  The documents referred to in such certificate shall be attached to such certificate.

4.5.         No Material Changes.  Prior to each of the Closing Date and the Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Statutory Prospectus and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Company Affiliate before or by any court or foreign, federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, or financial condition or income of the Company, except as set forth in the Registration Statement, the Statutory Prospectus and Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Statutory Prospectus and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and none of the Registration Statement, the Statutory Prospectus or the Prospectus, or any amendment or supplement thereto shall contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Statutory Prospectus and Prospectus, in light of the circumstances under which they were made), not misleading.

4.6.         Delivery of Agreements.

4.6.1.     Effective Date Deliveries.  On the Effective Date, the Company shall have delivered to the Representative executed copies of the Escrow Agreement, the Trust Agreement, the Warrant Agreement, the Subscription Agreements, the Registration Rights Agreements, the M&A Agreement and all of the Insider Letters.

4.6.2.     Closing Date Deliveries.  On the Closing Date, the Company shall have delivered to the Representative the Representative’s Purchase Option.

4.7.         Insider Warrants. On the Closing Date, the Insiders shall have purchased the Insider Warrants and the purchase price for such Insider Warrants shall be deposited into the Trust Account.

EarlyBirdCapital, Inc.

____________, 2012

5.           Indemnification.

5.1.        Indemnification of Underwriters.

5.1.1.     General.  Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters and each dealer selected by the Representative that participates in the offer and sale of the Units (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter or Selected Dealer (“Controlling Person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and its counsel, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other foreign, federal, state or local statute, law, rule, regulation or ordinance or at common law or otherwise or under the laws, rules and regulation of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus relating to any the securities of the Company described herein; or (iii) any application or other document or written communication (in this Section 5 collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Units under the securities laws thereof or filed with the Commission, any foreign or state securities commission or agency, NASDAQ, the Amex, the OTC Bulletin Board or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement the Prospectus or any amendment or supplement thereof, or in any application, as the case may be, which furnished written information, it is expressly agreed, consists solely of the information described in the last sentence of Section 2.3.1.  With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.4 hereof.  The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with the Preliminary Prospectus, the Registration Statement or the Prospectus.

EarlyBirdCapital, Inc.

____________, 2012

5.1.2.     Procedure.  If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter) and payment of actual expenses.  Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless: (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action; (ii) the Company shall not have employed counsel to have charge of the defense of such action; or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter and/or controlling person shall be borne by the Company.  Notwithstanding anything to the contrary contained herein, if the Underwriter or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.2.         Indemnification of the Company.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers, and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and its counsel, against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Registration Statement, Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or in any such application, which furnished written information, it is expressly agreed, consists solely of the information described in the last sentence of Section 2.3.1.  In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

EarlyBirdCapital, Inc.

____________, 2012

5.3.        Contribution.

5.3.1.     Contribution Rights.  In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses.  For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

5.3.2.     Contribution Procedure.  Within fifteen days after receipt by any party to this Agreement (or its representatives) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder.  In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representatives of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.  Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party.  The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.  The Underwriters’ obligations to contribute pursuant to this Section 5.3 are several and not joint.

EarlyBirdCapital, Inc.

____________, 2012

6.           Default by an Underwriter.

6.1.        Default Not Exceeding 10% of Firm Units.  If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units and if the number of the Firm Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units that all Underwriters have agreed to purchase hereunder, then such Firm Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2.         Default Exceeding 10% of Firm Units.  In the event that the default addressed in Section 6.1 above relates to more than 10% of the Firm Units, the Representative may, in their discretion, arrange for the Representative or for another party or parties to purchase such Firm Units to which such default relates on the terms contained herein.  If within one (1) Business Day after such default relating to more than 10% of the Firm Units the Representative do not arrange for the purchase of such Firm Units, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the Representative to purchase said Firm Units on such terms.  In the event that neither the Representative nor the Company arrange for the purchase of the Firm Units to which a default relates as provided in this Section 6, this Agreement may be terminated by the Representative or the Company without liability on the part of the Company (except as provided in Sections 3.12 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

6.3.         Postponement of Closing Date.  In the event that the Firm Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement and/or the Prospectus, as the case may be, or in any other documents and arrangements, and the Company agrees to file promptly any amendment to, or to supplement, the Registration Statement and/or the Prospectus, as the case may be, that in the opinion of counsel for the Underwriters may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7.           Additional Covenants.

7.1.         Additional Shares or Options.  The Company hereby agrees that until the Company consummates a Business Combination, it shall not issue any Ordinary Shares or any options or other securities convertible into Ordinary Shares or any shares of Preferred Stock which participate in any manner in the Trust Account or which vote as a class with the Ordinary Shares on a Business Combination.

EarlyBirdCapital, Inc.

____________, 2012

7.2.        Trust Account Waiver Acknowledgments.  The Company hereby agrees that it will use its best efforts, prior to commencing its due diligence investigation of any  Target Business or obtain the services of any vendor, to obtain the acknowledgment of such Target Business or vendor in writing, whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that (a) it has read the Prospectus, and understands that the Company has established the Trust Account, initially in an amount of $50,500,000 for the benefit of the Public Shareholders and that, except for the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to the Public Shareholders in the event of the conversion of their shares or the redemption of their shares if the Company does not consummate a  Business Consummation, (ii) to purchase Ordinary Shares prior to the consummation of a Business Combination in accordance with the Trust Agreement or (iii) to the Company after it consummates a Business Combination, and (b) for and in consideration of the Company (1) agreeing to evaluate such Target Business for purposes of consummating a Business Combination with it or (2) agreeing to engage the services of the vendor, as the case may be, such Target Business or vendor agrees that it does not have any right, title, interest or claim of any kind in or to any monies of the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.  The foregoing letters shall substantially be in the form attached hereto as Exhibit A and Exhibit B, respectively.

7.3.        Insider Letters.  The Company shall not take any action or omit to take any action which would cause a breach of any of the Insider Letters executed between each Company Affiliate and the Representative and will not allow any amendments to, or waivers of, such Insider Letters without the prior written consent of the Representative.

7.4.        Amended and Restated Memorandum and Articles of Association.  The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Memorandum and Articles of Association.

7.5.        Tender Offer, Proxy and Other Information.  The Company shall provide the Representative with copies of all proxy or tender offer documentation and other information and all related material sent to Public Shareholders in connection with a Business Combination. In addition, the Company shall furnish any other state in which the Offering was registered, such information as may be requested by such state.

7.6.        Acquisition/Liquidation of Trust Account Procedure. The Company agrees that it will comply with its Amended and Restated Memorandum and Articles of Association in connection with the consummation of a Business Combination or the failure to consummate a Business Combination within 21 months from the Effective Date (such date being referred to as the “Termination Date”).

EarlyBirdCapital, Inc.

____________, 2012

7.7.        Rule 419.  The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

7.8.        Presentation of Potential Target Businesses.  The Company shall cause each of the Company Affiliates to agree that, in order to minimize potential conflicts of interest which may arise from multiple affiliations, the Company Affiliates will present to the Company for its consideration, prior to presentation to any other person or company, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Trust Account, subject to any pre-existing fiduciary obligations the Company Affiliates might have.

8.           Representations and Agreements to Survive Delivery.  Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date or Option Closing Date, as applicable, and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh (7th) anniversary of the later of the Closing Date, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

9.           Effective Date of This Agreement and Termination Thereof.

9.1.        Effective Date.  This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

EarlyBirdCapital, Inc.

____________, 2012

9.2.        Termination.  The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date: (i) if any domestic or international event or act or occurrence has materially disrupted or, in the Representative’s sole opinion, will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the NYSE Amex, NASDAQ or on the OTC Bulletin Board (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the OTC Bulletin Board or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a war or an increase in existing major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s sole opinion, make it inadvisable to proceed with the delivery of the Units, or (vii) if any of the Company’s representations, warranties or covenants hereunder are breached, or (viii) if the Representative shall have become aware after the date hereof of a Material Adverse Effect on the Company, or such adverse material change in general market conditions, including, without limitation, as a result of terrorist activities after the date hereof, as in the Representative’s sole judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Units or to enforce contracts made by the Underwriters for the sale of the Units.

9.3.        Expenses.  In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out of pocket expenses related to the transactions contemplated herein shall be governed by Section 3.12 hereof.

9.4.        Indemnification.  Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

10.         Miscellaneous.

10.1.      Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered by hand or reputable overnight courier, delivered by facsimile transmission (with printed confirmation of receipt) and confirmed, or by electronic transmission via PDF and shall be deemed given when so mailed, delivered, or faxed or transmitted (or if mailed, two days after such mailing):

If to the Representative:

EarlyBirdCapital, Inc.

135 East 57th Street

New York, NY 10022

Fax No.: ___________

Attn: Steven Levine

Email: slevine@ebcap.com

With a copy (which shall not constitute notice) to:

EarlyBirdCapital, Inc.

____________, 2012

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Fax No.: 212-937-3943

Attn: Giovanni Caruso, Esq.

Email: gcaruso@loeb.com

If to the Company, to:

Andina Acquisition Corporation

Carrera 10 No. 28-49

Torre A. Oficina 20-05

Bogota, Colombia

Fax No.: [__]

Attn: [__]

Email: [__]

With a copy (which shall not constitute notice) to:

Graubard Miller

405 Lexington Avenue

New York, New York 10174

Fax No.: (212) 818-8881

Attn: David Alan Miller, Esq.

Email: dmiller@graubard.com

10.2.      Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

10.3.      Amendment.  This Agreement may only be amended by a written instrument executed by each of the parties hereto.

10.4.      Entire Agreement.  This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.5.      Binding Effect.  This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

EarlyBirdCapital, Inc.

____________, 2012

10.6.      Governing Law, Venue, etc.

10.6.1.   In connection with Section 5-1401 of the General Obligations Law of the State of New York, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction.  The parties hereto agree that any action, proceeding or claim arising out of or relating in any way to this Agreement shall be resolved through final and biding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA”).  The arbitration shall be brought before the AAA International Center for Dispute Resolution’s offices in New York City, New York, will be conducted in English and will be decided by a panel of three arbitrators selected from the AAA Commercial Disputes Panel and that the arbitrator panel’s decision shall be final and enforceable by any court having jurisdiction over the party from whom enforcement is sought.  The cost of such arbitrators and arbitration services, together with the prevailing party’s legal fees and expenses, shall be borne by the non-prevailing party or as otherwise directed by the arbitrators.  The Company hereby appoints, without power of revocation, Graubard Miller 405 Lexington Avenue New York, New York 10174 Fax No.: (212) 818-8881 Attn: David Alan Miller, Esq., as their respective agent to accept and acknowledge on its behalf service of any and all process which may be served in any arbitration, action, proceeding or counterclaim in any way relating to or arising out of this Agreement.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of the Effective Date.

10.6.2.   THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

10.6.3.   The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

10.7.      Execution in Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.  Delivery of a signed counterpart of this Agreement by fax or email/.pdf transmission shall constitute valid and sufficient delivery thereof.

EarlyBirdCapital, Inc.

____________, 2012

10.8.      Waiver, etc.  The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement.  No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

10.9.      No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the offering of the Company's securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm's length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the offering of the Company's securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company's securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

[Signature Page Follows]

EarlyBirdCapital, Inc.

____________, 2012

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very Truly Yours,

ANDINA ACQUISITION CORPORATION

By:
Name:
Title:

Agreed to and accepted

as of the date first written above:

EARLYBIRDCAPITAL, INC., as Representative of the several Underwriters

By:
Name:
Title:

[Signature Page to Underwriting Agreement, dated ____________, 2012]

SCHEDULE A

ANDINA ACQUISITION CORPORATION

5,000,000 Units

Underwriter	Number of Firm Units to be Purchased

TOTAL	5,000,000

EXHIBIT A

Form of Target Business Letter

Andina Acquisition Corporation

Carrera 10 No. 28-49

Torre A. Oficina 20-05

Bogota, Colombia

Fax No.: ___________

Attn:  _____________

Gentlemen:

Reference is made to the Final Prospectus of Andina Acquisition Corporation (the “Company”), dated ______ __, 2012 (the “Prospectus”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Account, initially in an amount of at least  $50,500,000 for the benefit of the Public Shareholders and that, except for the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to the holders of IPO Shares in the event of the conversion of their shares or the dissolution and liquidation of the Trust Account; (ii) to purchase Ordinary Shares prior to the consummation of a Business Combination; or (iii) to the Company concurrently with or after it consummates a Business Combination.

For and in consideration of the Company agreeing to evaluate the undersigned for purposes of consummating a Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (each, a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust for any reason whatsoever.

Print Name of Target Business

Authorized Signature of Target Business

EXHIBIT B

Form of Vendor Letter

Andina Acquisition Corporation

Carrera 10 No. 28-49

Torre A. Oficina 20-05

Bogota, Colombia

Fax No.: ___________

Attn:  _____________

Gentlemen:

Reference is made to the Final Prospectus of Andina Acquisition Corporation (the “Company”), dated _________ __, 2012 (the “Prospectus”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Account, initially in an amount of at least $50,500,000 for the benefit of the Public Shareholders and that, except for the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to the holders of IPO Shares in the event of the conversion of their shares or the dissolution and liquidation of the Trust Account; (ii) to purchase Ordinary Shares prior to the consummation of a Business Combination; or (iii) to the Company concurrently with or after it consummates a Business Combination.

For and in consideration of the Company agreeing to use the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (each, a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any services provided to the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Vendor

Authorized Signature of Vendor